UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 DeWolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 784-2400
(Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 10, 2012, Terry L. Kinder was appointed to our Board of Directors.  Mr. Kinder is in private practice as Terry L. Kinder, CPA, in Charleston, SC where he has practiced since 2008.  From 2006-2008 he was the Managing Director of East Bay Partners, LLC, a management consulting firm based in Charleston, SC.  From 2005 to 2006, Mr. Kinder was Chairman of Sequence Holdings, LLC, an investment banking firm. From 2001 to 2004, Mr. Kinder was President and CEO of Giant Cement Holding, Inc. (NASDAQ-GCHI) when it was privately held and was its CFO from 1994 to 2001 once it was publicly-held. He received his Bachelor of Science in Business Administration from the University of South Carolina. Mr. Kinder is a Certified Public Accountant and will chair our Audit Committee.

Item 9.01   Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K.

Exhibit	Description

99.1	Press Release Dated July 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012	/s/ David Fuselier
(Signature)
Print Name: David Fuselier
Title: Chairman, Chief Executive Officer and President